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FOR IMMEDIATE RELEASE

For investor relations information, contact:      For media inquiries, contact:
The Poretz Group, Investor Relations              Peppercom
Esther Smith 703-506-1778, x225                   Peter Harris, 212-931-6112
esther@poretz.com                                 pharris@peppercom.com

At the company:
Gene S. Godick, Chief Financial Officer
215-315-3116
ggodick@verticalnet.com

Muriel Lange, Director of Investor Relations
215-315-3367
mlange@verticalnet.com

         VERTICALNET ANNOUNCES $100 MILLION CONVERTIBLE DEBT OFFERING

HORSHAM, PA., Sept. 21, 1999--VerticalNet, Inc. (Nasdaq:VERT) announced today that it has entered into a purchase agreement providing for the sale to certain initial purchasers of $100 million of convertible subordinated debentures. The offering, which was made to qualified institutional buyers and to a limited number of accredited investors, is expected to close September 27, 1999.

The Company has granted the initial purchasers a 30-day option to purchase up to an additional $15 million of debentures. Interest on the debentures will accrue at a rate of 5.25% per year, subject to adjustment in certain circumstances. The debentures will mature in 2004 and will be convertible into shares of the Company's common stock at a conversion price of $40 per share, subject to adjustment in certain circumstances.

The debentures to be offered have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

VerticalNet/R/ expects to use the proceeds for (i) investments in, and enhancement of, features and services in its portfolio of vertical trade communities; (ii) acquisitions of additional vertical trade communities; (iii) the development and acquisition of technologies and companies; (iv) the acquisition of electronic marketplaces, exchanges and auction places of Internet and traditional companies; (v) the development of its international strategy; and (vi) for general corporate purposes.

VerticalNet, Inc. (www.verticalnet.com), owns and operates 47 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce.

They are grouped into 10 sectors: ADVANCED TECHNOLOGIES: Aerospace Online, ComputerOEM Online, Embedded Technology.com; Medical Design Online, PlantAutomation.com, Test and Measurement.com; COMMUNICATIONS: Digital Broadcasting.com, Fiber Optics Online, Photonics Online, Premises Networks.com, RF Globalnet, Wireless Design Online; ENVIRONMENTAL: ElectricNet.com, Pollution Online, Power Online, PublicWorks Online, Pulp and Paper Online, Safety Online, Solid Waste Online, Water Online; FOOD AND PACKAGING : Bakery Online, Beverage Online, Dairy Network.com, Food Ingredients Online, Food Online, Meat and Poultry Online, Packaging Network.com; FOODSERVICE/ HOSPITALITY: Foodservice Central.com; HEALTHCARE: E-Dental.com, Hospital Network.com, Nurses.com; MANUFACTURING AND METALS: Machine Tools Online, Metrology World.com, Surface Finishing.com, Tooling Online; PROCESS: Adhesives and Sealants.com, Chemical Online, Hydrocarbon Online, Paint and Coatings.com, Pharmaceutical Online, Semiconductor Online, Oil and Gas Online; SCIENCE: Bioresearch Online, Drug Discovery Online, Laboratory Network.com; SERVICE: HR Hub.com, Property and Casualty.com.

This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates" or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are set forth in filings that the Company has made with the SEC, including the Company's most recent reports on Forms 10-K and 10-Q and its Prospectus dated Feb. 10, 1999.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering sold would be unlawful.

VerticalNet is the registered trademark of VerticalNet, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

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